Exhibit 99.3

American First Finance Inc. and Subsidiary

Consolidated Financial Report

(Unaudited)

September 30, 2021

American First Finance Inc. and Subsidiary

Consolidated Balance Sheets

September 30, 2021 and 2020

(Unaudited)

	2021	2020
Assets
Cash	$17,340,646	$21,177,467
Restricted cash and cash equivalents	19,192,247	20,893,522

Total cash and restricted cash and cash equivalents	36,532,893	42,070,989

Finance receivables	196,936,002	139,734,751
Less allowance for loan losses	39,498,672	32,411,506

Finance receivables, net	157,437,330	107,323,245

Leased merchandise, net of accumulated depreciation	181,213,062	63,361,366
Less allowance for lease losses	40,130,421	12,838,779

Leased merchandise, net	141,082,641	50,522,587

Property and equipment, net	11,727,737	6,814,265
Other assets, net	8,555,071	2,906,361

Total assets	$355,335,672	$209,637,447

Liabilities and Stockholder’s Equity
Liabilities:
Senior debt	$213,200,000	$81,500,000
Paycheck Protection Program loan	—	4,661,900
Accounts payable and accrued liabilities	24,937,114	16,635,055
Deferred lease liability	5,954,248	2,046,770

Total liabilities	244,091,362	104,843,725

Commitments and contingencies
Stockholder’s equity:
Class A common stock, voting, $0 par value; 100 shares authorized, issued and outstanding at September 30, 2021	—	—
Class B common stock, non voting, $0 par value; 9,900 shares authorized, issued and outstanding at September 30, 2021	—	—
Class A common stock, voting, $0 par value; 1,000 shares authorized, issued and outstanding at September 30, 2020	—	—
Additional paid-in capital	—	43,521,354
Accumulated earnings	111,244,310	61,272,368

Total stockholder’s equity	111,244,310	104,793,722

Total liabilities and stockholder’s equity	$355,335,672	$209,637,447

(Continued)

American First Finance Inc. and Subsidiary

Consolidated Balance Sheets (Continued)

September 30, 2021 and 2020

(Unaudited)

The following table presents the assets and liabilities of the Company’s consolidated variable interest entity:

	2021	2020
Assets
Cash and restricted cash and cash equivalents	$29,262,190	$26,114,190
Finance receivables, net	123,971,425	94,618,361
Leased merchandise, net	105,409,015	41,030,143
Other assets, net	4,912,896	1,260,726

Total assets	$263,555,526	$163,023,420

Liabilities
Senior debt	$213,200,000	$81,500,000
Accounts payable and accrued liabilities	4,194,998	1,435,645
Deferred lease liability	4,950,038	1,836,689

Total liabilities	$222,345,036	$84,772,334

See notes to consolidated financial statements.

American First Finance Inc. and Subsidiary

Consolidated Statements of Income

Nine Months Ended September 30, 2021 and 2020

(Unaudited)

	2021	2020
Interest and fee income	$162,444,354	$100,400,485
Lease income	258,332,797	149,835,697
Interest expense	10,793,535	7,006,990

Net interest and lease income before provision for loan and lease losses	409,983,616	243,229,192
Provision for loan losses	47,467,439	35,923,840
Provision for lease losses	56,411,370	13,558,062

Total provision for loan and lease losses	103,878,809	49,481,902

Net interest and lease income	306,104,807	193,747,290

Investment income	—	4,405,819
Other income	6,277,193	1,604,880
Forgiveness of Paycheck Protection Program loan and interest	4,715,512	—

Total investment, other, and forgiveness of Paycheck Protection Program loan and interest income	10,992,705	6,010,699
Operating expenses:
Depreciation of leased merchandise	151,675,270	93,003,970
Personnel expense	32,342,843	25,055,715
Referral programs expense	25,398,654	11,243,710
Servicing expense	15,799,024	10,653,454
Occupancy and equipment expense	4,084,260	2,480,990
Other operating expense	23,413,208	13,492,298

Total operating expenses	252,713,259	155,930,137

Net income	$64,384,253	$43,827,852

See notes to consolidated financial statements.

American First Finance Inc. and Subsidiary

Consolidated Statements of Stockholder’s Equity

Nine Months Ended September 30, 2021 and 2020

(Unaudited)

	Common Stock		Common Stock
	Class A Voting		Class B Non voting		Additional	Accumulated
	Shares	Amount	Shares	Amount	Paid-in Capital	Earnings	Total
Balance, January 1, 2021	100	$—	9,900	$—	$43,521,354	$76,042,328	$119,563,682
Net income	—	—	—	—	—	64,384,253	64,384,253
Distributions	—	—	—	—	(43,521,354)	(29,182,271)	(72,703,625)

Balance, September 30, 2021	100	$—	9,900	$—	$—	$111,244,310	$111,244,310

	Common Stock
	Class A		Additional	Accumulated
	Shares	Amount	Paid-in Capital	Earnings	Total
Balance, January 1, 2020	1,000	$—	$43,521,354	$31,924,819	$75,446,173
Net income	—	—	—	43,827,852	43,827,852
Distributions	—	—	—	(14,480,303)	(14,480,303)

Balance, September 30, 2020	1,000	$—	$43,521,354	$61,272,368	$104,793,722

See notes to consolidated financial statements.

American First Finance Inc. and Subsidiary

Consolidated Statements of Cash Flows

Nine Months Ended September 30, 2021 and 2020

(Unaudited)

	2021	2021
Cash flows from operating activities:
Net income	$64,384,253	$43,827,852
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	47,467,439	35,923,840
Provision for lease losses	56,411,370	13,558,062
Depreciation of leased merchandise	151,675,270	93,003,970
Gain on forgiveness of Paycheck Protection Program loan and interest	(4,715,512)	—
Loss on debt extinguishment	609,517	—
Depreciation of property and equipment, net	2,857,898	1,640,952
Amortization of debt issuance costs	554,594	846,123
Realized gains on sale of equity securities	—	(4,405,819)
Changes in assets and liabilities:
Accrued interest receivable, net of reserve	(2,067,297)	(269,020)
Accounts payable and accrued liabilities	6,540,918	7,475,069
Early payoff discount reserve	127,924	1,420,832
Accrued lease receivable	(2,470,582)	(568,180)
Deferred lease liability	3,308,545	(177,630)
Other assets	(1,747,374)	157,539

Net cash provided by operating activities	322,936,963	192,433,590

Cash flows from investing activities:
Net finance receivables purchased	(74,163,770)	(57,755,663)
Net leased merchandise purchased	(289,259,322)	(108,940,778)
Purchase of property and equipment	(7,081,907)	(3,519,928)
Purchase of equity securities	—	(9,000,000)
Proceeds from sale of equity securities	—	13,405,819

Net cash used in investing activities	(370,504,999)	(165,810,550)

Cash flows from financing activities:
Proceeds from senior debt	569,339,687	141,669,701
Payments on senior debt	(469,750,536)	(145,469,701)
Proceeds from Paycheck Protection Program loan	—	4,661,900
Distributions to stockholder	(72,703,625)	(14,480,303)
Debt issuance costs	(5,008,518)	(338,307)

Net cash provided by (used in) financing activities	21,877,008	(13,956,710)

Net (decrease) increase in cash and restricted cash and cash equivalents	(25,691,028)	12,666,330
Cash and restricted cash and cash equivalents:
Beginning	62,223,921	29,404,659

Ending	$36,532,893	$42,070,989

Supplemental disclosure of cash flows information:
Cash payments for interest on senior debt	$9,390,327	$6,208,953

Supplemental disclosure of noncash operating activities:
Forgiveness of Paycheck Protection Program loan and interest	$4,715,512	$—

See notes to consolidated financial statements.

American First Finance Inc. and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

Note 1. Nature of Business and Significant Accounting Policies

Nature of business: American First Finance Inc. (the Parent Company), a Kansas corporation, was founded in 2013 and the Company’s headquarters are located in Wichita, Kansas. AFF Funding I, LLC (FUND), a Kansas LLC, was formed on December 30, 2015 and shall continue until the date on which the sole member elects to dissolve the Company. The Parent Company holds a 100% membership interest in FUND. The Parent Company and FUND are collectively referred to as the Company. The Company purchases and services retail installment finance receivables and originates and services leased merchandise contracts. These finance receivables and leased merchandise contracts are with consumers who are unable or unwilling to use traditional lending solutions offered by retailers and other financial institutions.

The Company’s retail installment finance receivables typically have a term ranging from 6 to 36 months and are typically collateralized by furniture, which are initiated by and purchased from dealers, subject to credit approval, in the locations where the dealers operate. Leased merchandise contracts typically range from 6 to 36 month (cancelable after 60-120 days) contracts that are initiated by the Company and are secured by furniture or other collateral.

Principals of consolidation: The consolidated financial statements include the accounts of the Parent Company and its wholly owned subsidiary, FUND. All significant intercompany balances and transactions have been eliminated in consolidation. The Parent Company has operations to purchase loans and leases, services and sells loans and leases and the majority of operations are through a separate wholly owned subsidiary, FUND. Due to the nature of the transactions between the Parent Company and FUND and FUND’s Credit Agreement, FUND is a variable interest entity (VIE) of the Parent Company. The Parent Company consolidates its VIE when it is considered to be the primary beneficiary of the VIE because it has (i) the power to direct the activities of the VIE that most significantly impact the VIE’s economic performance, and (ii) the obligation to absorb losses of the VIE that could potentially be significant to the VIE or the right to receive benefits from the VIE that could potentially be significant to the VIE.

A summary of the Company’s significant accounting policies follows:

Use of estimates: The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP) requires management to make estimates and assumptions at the balance sheet date, which could change materially within the next year. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements. These estimates and assumptions also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to change relate to the determination of the allowance for loan and lease losses and the interest and lease fee income recognized associated with accounts that may pay off within the early payoff discount period.

Basis of presentation: The consolidated financial statements of the Company as of and for the nine months ended September 30, 2021 and 2020 were prepared in accordance with U.S. GAAP and are unaudited, however, in the opinion of management all adjustments (consisting only of items of a normal, recurring nature) necessary for a fair presentation of the financial position as of September 30, 2021 and 2020, and the results of operations and cash flows for the nine month periods ended September 30, 2021 and 2020, have been included. The results for interim periods are not necessarily indicative of the results that may be expected for the full year or any other interim period.

COVID-19 impact: The COVID-19 pandemic impacted the Company’s business and results of operations in a variety of ways beginning in the second quarter of 2020 and continuing into 2021. The extent to which COVID-19 continues to impact the Company’s operations, results of operations, liquidity, and financial condition will depend upon future developments, which are highly uncertain and cannot be predicted with confidence, including the unknown duration and severity of the COVID-19 pandemic, which may be impacted by the variants of COVID-19 virus and the adoption rate of the COVID-19 vaccines in the jurisdictions in which the Company operates, and the actions taken to contain the impact of COVID-19, as well as further actions taken to limit the resulting economic impact.

American First Finance Inc. and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

Note 1. Nature of Business and Significant Accounting Policies (Continued)

Cash and restricted cash and cash equivalents: Cash includes cash held at financial institutions. At times, the Company may maintain deposits with financial institutions in excess of the Federal Deposit Insurance Corporation insurance limits, but management believes any such amounts do not represent a significant credit risk. Restricted cash equivalents are held in money market mutual funds.

The following table provides a reconciliation of cash, restricted cash and cash equivalents reported within the consolidated balance sheets that sum to the total of the same such amounts shown in the consolidated statements of cash flows as of September 30, 2021 and 2020:

	2021	2020
Cash	$17,340,646	$21,177,467
Restricted cash and cash equivalents	19,192,247	20,893,522

	$36,532,893	$42,070,989

Restricted cash represents all cash collected on finance receivables and leased merchandise owned by FUND, which has been transferred to the collection account as required by the senior lender. In addition, the Company has deposited funds held by the Company’s payment processors to process collections of finance receivables and leased merchandise on behalf of the Company and is included as restricted cash.

Bank finance receivables: The Company signed an agreement with a Utah state-chartered bank (Bank) on July 18, 2018, requiring the Company to purchase the rights to the cash flows associated with finance receivables marketed to retail consumers on the Bank’s behalf. The Bank establishes the underwriting criteria for the finance receivables. Upon purchasing the rights to the cash flow, the Company also assumes responsibility for servicing the customer’s account. Finance receivables generated through the Bank are evaluated collectively with other finance receivables for impairment.

Interest and fee income recognition: Interest income is recognized using the interest method over the life of the finance receivable. The Company records a reserve against accrued interest receivable based on an estimate they believe will be uncollectible and stops accruing interest upon charge-off. Charges for late fees and insufficient fund fees are recognized as income when collected.

The Company may receive a discount from or pay a premium to the dealer for each finance receivable purchased. Such amounts are deferred and amortized using the interest method as adjustments to yield over the contractual life of the related finance receivable. The Company also receives an origination fee on newly originated Bank loans. Such amounts are deferred and amortized using the interest method as adjustments to yield over the contractual life of the related finance receivable. The remaining unearned discounts, premiums and origination fees are recognized in full upon charge-off or pay off.

American First Finance Inc. and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

Note 1. Nature of Business and Significant Accounting Policies (Continued)

Early payoff discount: Early payoff discount is where a borrower of finance receivables has between 90 and 105 days to pay the full principal balance without incurring an interest charge. For leased merchandise, the lessee has between 90 and 105 days to pay the cash price of the lease before incurring additional financing costs. During this time, minimum required payments are due. If the borrower does not pay the full principal balance prior to the expiration date of the early payoff discount period, interest charges are applied retroactively to the inception date of the leased merchandise. The Company accrues interest income during the early payoff discount interest period for finance receivables; however, the Company estimates a reserve against accrued interest for borrowers who are expected to pay their principal balance in full prior to the expiration of the early payoff discount period based on historical payment patterns. In many instances where the customer pays the full principal balance during the early payoff period, the Company receives an additional fee from the dealer or customer. This fee is recognized after the customer pays the full principal balance during the early payoff period.

Lease income recognition: The Company provides merchandise, consisting primarily of furniture, to its customers for lease under certain terms agreed to by the consumer. The consumer has the right to acquire the title either through a purchase option or through payment of all required lease payments. The consumer also has the right to cancel (after 60-120 days) the consumer lease at any time by returning the merchandise and making all scheduled payments due through the minimum lease holding period. All of the Company’s consumer lease agreements are considered operating leases. Lease income is recognized using a straight-line method over the lease term. The Company accrues for lease income earned but not yet collected as accrued rent receivable on the Company’s consolidated balance sheet. The Company maintains ownership of the leased merchandise until all payment obligations are satisfied under the consumer lease agreements. Initial direct costs related to the Company’s consumer lease agreements are added to the basis of the leased property and recognized over the lease term in proportion to the recognition of lease income. Consumer payments are first applied to applicable sales tax and scheduled lease payments, then applied to any uncollected fees, late fees and insufficient fund fees. The Company collects sales taxes on behalf of the customer and remits all applicable sales taxes collected to the respective jurisdiction by the required due date. All sales taxes collected are excluded from lease income in the Company’s consolidated statements of income.

The Company may receive a discount from or pay a premium to the dealer for each leased merchandise contract purchased. Such amounts are deferred and amortized using a straight-line method as adjustments to income over the contractual life of the related leased merchandise.

Deferred lease liability: Lease payments received in excess of the amount earned are recognized as deferred lease liability on the Company’s consolidated balance sheet.

Leased merchandise processing fees: Non-refundable fees received for leased merchandise are deferred and recognized to rental income over their contractual lives using the same method as lease income recognition. Unamortized amounts are recognized in full upon early payoff or charge-off.

Leased merchandise depreciation: The Company depreciates leased merchandise over the life of the lease using the same method as leased income.

Dealer premiums and discounts: The Company may purchase indirect installment finance receivables and leased merchandise contracts at a discount or a premium. The discount or premium is nonrefundable and represents consideration for the credit risk associated with the contracts. The Company’s activities of dealer discount and premium resulted in a net dealer premium at September 30, 2021 and 2020.

American First Finance Inc. and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

Note 1. Nature of Business and Significant Accounting Policies (Continued)

Provision for loan and lease losses: Provisions for loan and lease losses are charged to income in amounts sufficient to cover estimated losses incurred in the finance receivable and leased merchandise portfolio. The Company performs a quantitative analysis to compute historical losses to estimate the allowance for finance receivables and leased merchandise. In addition, loan and lease loss experience, contractual delinquency of finance receivables and leased merchandise agreements and management’s judgment are factors used in assessing the overall adequacy of the allowance and the resulting provision for loan and lease losses. While management uses the best information available to make its evaluation, future adjustments to the allowance for loan and lease losses may be necessary if there are significant changes in portfolio performance, economic and other conditions.

The Company’s charge-off policy is to charge off finance receivables and leased merchandise at the end of the month in which the account becomes 90 days contractually past due. If an account is deemed to be uncollectable prior to this date, the Company will charge off the receivable or lease at the point in time it is deemed uncollectable. Bankruptcies are charged off at the earlier of the receipt of a court ordered bankruptcy or at the end of the month when the receivable becomes 90 days contractually past due.

Loan and lease losses are charged against the allowance for loan and lease losses when management believes the uncollectibility of a balance is confirmed. The Company records a provision for lease losses on an allowance method, which estimates the merchandise losses incurred but not yet identified by management as of the end of the accounting period based on historical loss experience.

Delinquency: The Company determines the past due status using the contractual terms of the loan or lease. This is the credit quality indicator used to evaluate the allowance for loan and lease losses for each portfolio segment. The Company evaluates each of its portfolio segments collectively for impairment.

Investment income: The Company generates investment income through the purchase and sale of equity securities. Investment income includes realized gains on investments. Realized gains are recorded when the equity securities are sold.

Other income: The Company generates other income streams, which consist of loss damage waiver income and dividend income. Loss damage waiver income is recognized using the straight line method over the course of the leased merchandise. Dividend income on money market mutual funds is recognized as income when collected. The paycheck protection program loan and interest forgiveness was recognized in other income.

Property and equipment, net: Property and equipment are carried at cost. Depreciation is determined principally under the straight-line method over the estimated useful lives of the assets. Software costs related to internal use software are incurred in three stages of development: the preliminary project stage, the application development stage, and the post-implementation stage. Costs incurred during the preliminary project and post-implementation stages are expensed as incurred. Costs incurred during the application development stage that meet the criteria for capitalization are capitalized and amortized when the software is ready for its intended use using the straight-line basis over the estimated useful life of the software. As of September 30, 2021 and 2020, the Company has capitalized $7,441,724 and $3,670,235, respectively, of software costs associated with application development, of which $929,449 and $375,861, respectively has been amortized and is included in occupancy and equipment expense in the Company’s consolidated statements of income. Amortization of software costs is included within depreciation of property and equipment, net, in the Company’s consolidated statements of cash flows.

Debt issuance costs: Costs incurred to obtain debt financing are capitalized as other assets and amortized into interest expense over the life of the related debt using the straight-line method.

American First Finance Inc. and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

Note 1. Nature of Business and Significant Accounting Policies (Continued)

Paycheck Protection Program (PPP) loan: In April 2020, the Company applied for a PPP loan, which is administered by the U.S. Small Business Administration (SBA). Under this program, a qualifying entity may apply to an SBA-approved lender for a federally-guaranteed loan to help offset certain payroll and other operating costs. The loan and accrued interest, or a portion thereof, is eligible for forgiveness by the SBA if the qualifying entity meets certain conditions. There is currently no specific guidance in U.S. GAAP that addresses the accounting when a business entity obtains a loan that is forgivable by a government entity. The Company received a $4,661,900 PPP loan in April 2020 and elected to account for the PPP loan by following Accounting Standards Codification (ASC) 470. By following ASC 470, the amounts received under the PPP loan are recognized as debt and interest expense is accrued and recognized. The PPP loan is shown as a financial lability that is not derecognized until it is either paid off by the Company or the Company is legally released as the primary obligor for all or a portion of the PPP loan. Any gain that should be recognized upon being legally released would be presented in the consolidated statements of income as a gain on the extinguishment of debt.

At September 30, 2020, the Company has recorded the PPP loan as debt on the Company’s consolidated balance sheet. On June 8, 2021, the Company received a notice of paycheck protection program forgiveness. The total amount of the forgiveness included the full principal amount of $4,661,900 plus $53,612 of accrued interest. The gain on the extinguishment of debt is reported as other income on the consolidated statements of income within other income for the nine months ended September 30, 2021. The SBA requires that borrowers maintain documents supporting their applications for six years and the SBA has six years to audit borrowers from the date forgiveness is granted. An unfavorable outcome in the event that the SBA audits the Company’s PPP loan could result in the SBA requiring some or all of the PPP loan to be repaid.

Common stock: On April 15, 2013, the Company was incorporated and 1,000 shares of class A common stock with $0 par value per share were authorized and issued to the Company’s stockholder. No payment was received for the issuance of the shares.

On December 30, 2020, the Company’s bylaws were amended, and the stockholder elected to cancel the original 1,000 shares of class A common stock and issue 100 Class A Voting $0 par value common shares and 9,900 shares of Class B Non-Voting $0 par value common shares. No payments were received by the Company in exchange for the cancellation of the existing shares and reissuance of the new shares.

Advertising expense: Costs incurred for producing and communicating advertising is expensed when incurred. Advertising expenses totaled $4,838,063, and $2,559,372 for the nine months ended September 30, 2021 and 2020, respectively. Advertising expenses are included in other operating expenses in the Company’s consolidated statements of income.

Referral programs expense: The Company may enter into agreements with third party dealers. The terms of the referral agreements require the Company to pay the dealer a portion of the adjusted net income, as defined by the agreements, on the portfolio acquired from the dealer. Expenses associated with the programs are expensed when incurred.

Income taxes: The Company, with the consent of its stockholder, elected at its incorporation date to be taxed under sections of the federal and state income tax laws, which provide that, in lieu of corporate income taxes, the stockholder separately accounts for their pro rata shares of the Company’s items of income, deduction and losses. The consolidated financial statements will not include a provision for income taxes as long as the S Corporation election remains in effect.

American First Finance Inc. and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

Note 1. Nature of Business and Significant Accounting Policies (Continued)

As long as the Company’s S Corporation income tax election remains in effect, the Company may, from time to time, pay distributions to its stockholder in amounts sufficient to enable the stockholder to pay the taxes due on his share of the Company’s items of income, deductions, losses and credits, which have been allocated to him for reporting on his individual income tax returns. In addition, the Company may, from time to time, pay distributions to its stockholder in amounts exceeding what would be sufficient to enable the stockholder to pay taxes due on his share of the Company’s items of income, deductions, losses and credits.

In accordance with ASC 740, Income Taxes, management evaluated the Company’s tax positions and concluded that the Company had taken no uncertain tax positions that require adjustment to the consolidated financial statements to comply with the provisions of this guidance. With few exceptions the Company is no longer subject to income tax examinations by the U.S. federal, state or local tax authorities for years before 2017. On October 2, 2020, the Internal Revenue Service issued the Company a notice indicating that the Company’s U.S. federal income tax return for 2018 had been selected for examination. Those examination procedures are currently underway. As a result of the Company’s S corporation income tax election, any examination adjustments to the return as filed would be separately reported on the personal income tax return of the sole shareholder and have no effect on the Company’s consolidated financial statements.

Variable interest entity: The Company has an asset-backed line of credit for contract funding purposes. The transaction involves selling a pool of the Company’s installment receivables and leased merchandise to its wholly owned subsidiary, FUND, as collateral for the loan. FUND has the limited purpose of acquiring finance receivables and leased merchandise and holding and making payments on the related debt. Assets transferred to FUND are legally isolated from the Company. The Company continues to service the finance receivables and leased merchandise transferred to FUND. The lender in the debt issued by FUND generally only has recourse to the assets of FUND and does not have recourse to the Company.

Governmental regulation: The Company is subject to various state and federal laws and regulations in each of the states in which it operates, which are subject to change and may impose significant costs or limitations on the way the Company conducts or expands its business. Certain limitations include, among other things, imposed limits on interest rates, other charges, insurance products and required licensing and qualification.

In July 2010, the President of the United States signed the Dodd-Frank Wall Street Reform and the Consumer Protection Act. Among other provisions, the bill created the Consumer Financial Protection Bureau (CFPB). The CFPB has the authority to promulgate regulations that could affect the Company’s business. At this time, while the CFPB has drafted proposed rules for certain types of consumer loans, it is unclear what final rules and regulations, if any, will actually be imposed on the industry by the CFPB and what impact such rules will have on the Company.

American First Finance Inc. and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

Note 1. Nature of Business and Significant Accounting Policies (Continued)

Accounting pronouncements issued, not yet adopted: In June 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which creates a new credit impairment standard for financial assets measured at amortized cost and available-for-sale debt securities. The ASU requires financial assets measured at amortized cost (including loans, trade receivables and held to maturity debt securities) to be presented at the net amount expected to be collected through an allowance for credit losses that are expected to occur over the remaining life of the asset rather than incurred losses. The ASU requires that credit losses on available-for-sale debt securities be presented as an allowance rather than as a direct write-down. The measurement of credit losses for newly recognized financial assets (other than certain purchased assets) and subsequent changes in the allowance for credit losses are recorded in the statement of income as the amounts expected to be collected change. Operating lease receivables are beyond the scope of this ASU. ASU 2019-10 issued in November 2019 delayed the effective date of ASU 2016-13. This guidance is effective for fiscal years beginning after December 15, 2022. ASU 2019-11 issued in November 2019 requires entities to include expected recoveries of the amortized cost basis previously written off or expected to be written off in the valuation account for purchased financial assets with credit deterioration. In addition, the amendments in this Update clarify and improve various aspects of the guidance for ASU 2016-13. The Company will apply this guidance through a cumulative adjustment to accumulated earnings as of the beginning of the first reporting period in which the guidance is effective (a modified-retrospective approach). The Company is currently evaluating the impact of adopting this new guidance on its consolidated financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The guidance in this ASU supersedes the leasing guidance in Topic 840, Leases. Under the new guidance, lessees are required to recognize lease assets and lease liabilities on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating with classification affecting the pattern of expense recognition in the income statement. For lessors, only incremental costs that an entity would not have incurred if the lease had not been entered into should be considered initial direct costs. The new standard was originally set to be effective for fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements with certain practical expedients available. The Company currently expects that upon adoption of ASU 2016-02, right of use assets and lease liabilities will be recognized in the consolidated balance sheet in amounts that may be material for the Company’s lessee leases. ASU 2020-05 delayed the effective date of ASU 2016-02 to be effective for fiscal years beginning after December 15, 2021 and interim period within fiscal years beginning after December 15, 2022. The Company is currently evaluating the impact of the adoption of ASU 2016-02 on its lessor leases.

Subsequent events: The Company has evaluated its subsequent events (events occurring after September 30, 2021) through December 3, 2021, which represents the date the consolidated financial statements were available to be issued.

American First Finance Inc. and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

Note 2. Finance Receivables, Leased Merchandise, Allowance for Loan and Lease Losses

Finance receivables at September 30, 2021 and 2020, consisted of the following:

	2021	2020

Finance receivables	$200,317,423	$141,136,230
Accrued interest receivable, net of reserve	7,494,343	5,146,424
Unamortized dealer discounts and premiums, net	(1,291,225)	453,450
Unearned origination fees	(3,890,384)	(2,290,855)
Early payoff discount reserve	(5,694,155)	(4,710,498)

Finance receivables, before allowance for loan losses	$196,936,002	$139,734,751

Leased merchandise at September 30, 2021 and 2020, consisted of the following:

	2021	2020

Leased merchandise	$231,452,803	$93,500,494
Accrued lease receivable	4,247,271	2,689,199
Unamortized fees	(3,335,821)	(1,688,419)
Unamortized dealer discounts and premiums, net	2,463,365	1,758,248
Accumulated depreciation	(53,614,556)	(32,898,156)

Leased merchandise, before allowance for lease losses	$181,213,062	$63,361,366

Minimum lease payments due by customers on non-cancelable leased merchandise totaled $43,345,260 and $11,995,952 as of September 30, 2021 and 2020, respectively.

Changes in the allowance for loan and lease losses for the nine months ended September 30, 2021 and 2020, were as follows:

	2021			2020
	Finance	Leased		Finance	Leased
	Receivables	Merchandise	Total	Receivables	Merchandise	Total
Beginning balance	$38,647,575	$13,907,393	$52,554,968	$26,254,932	$16,836,350	$43,091,282
Provision for loan and lease losses	47,467,439	56,411,370	103,878,809	35,923,840	13,558,062	49,481,902
Charge-offs	(49,819,903)	(31,793,633)	(81,613,536)	(32,734,600)	(19,605,384)	(52,339,984)
Recoveries	3,203,561	1,605,291	4,808,852	2,967,334	2,049,751	5,017,085

Ending balance	$39,498,672	$40,130,421	$79,629,093	$32,411,506	$12,838,779	$45,250,285

Allowance for loan and lease losses as a % of finance receivables and leased merchandise	20.1%	22.1%	21.1%	23.2%	20.3%	22.3%

American First Finance Inc. and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

Note 2. Finance Receivables, Leased Merchandise, Allowance for Loan and Lease Losses (Continued)

The following is an assessment of the credit quality of finance receivables and leased merchandise at September 30, 2021 and 2020. The contractual delinquency of the gross finance receivable and leased merchandise portfolio at September 30, 2021 and 2020, was:

	2021
	Finance Receivables		Leased Merchandise		Total
	Amount	Percent	Amount	Percent	Amount	Percent
Current	$182,498,026	91.1%	$162,560,576	89.7%	$345,058,602	90.4%

Delinquency:
30 to 59 days	9,285,966	4.6%	10,070,087	5.6%	19,356,053	5.1%
60 to 89 days	8,532,531	4.3%	8,582,399	4.7%	17,114,930	4.5%
90 days and over	900	0.0%	—	0.0%	900	0.0%

Total delinquency	17,819,397	8.9%	18,652,486	10.3%	36,471,883	9.6%

Finance receivable, installment and leased merchandise before allowance	$200,317,423	100.0%	$181,213,062	100.0%	$381,530,485	100.0%

	2020
	Finance Receivables		Leased Merchandise		Total
	Amount	Percent	Amount	Percent	Amount	Percent
Current	$133,270,801	94.4%	$59,016,380	93.1%	$192,287,181	94.0%

Delinquency:
30 to 59 days	4,368,742	3.1%	2,349,023	3.7%	6,717,765	3.3%
60 to 89 days	3,496,687	2.5%	1,995,963	3.2%	5,492,650	2.7%

Total delinquency	7,865,429	5.6%	4,344,986	6.9%	12,210,415	6.0%

Finance receivable, installment and leased merchandise before allowance	$141,136,230	100.0%	$63,361,366	100.0%	$204,497,596	100.0%

Note 3. Property and Equipment, Net

At September 30, 2021 and 2020, property and equipment, net consisted of the following:

	2021	2020
Furniture and equipment	$11,194,936	$6,524,928
Software	7,441,724	3,670,235
Leasehold improvements	24,000	—

	18,660,660	10,195,163
Less accumulated depreciation	6,932,923	3,380,898

	$11,727,737	$6,814,265

American First Finance Inc. and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

Note 4. Other Assets

Other assets at September 30, 2021 and 2020, consisted of the following:

	2021	2020

Debt issuance costs, net	$4,774,573	$1,238,840
Prepaid expenses	3,053,622	1,510,308
Receivables from dealers	580,142	17,720
Other	146,734	139,493

	$8,555,071	$2,906,361

The remaining unamortized costs are expected to be amortized over the new term of the Second Amended and Restated Credit Agreement.

Note 5. Debt

On February 25, 2016, FUND entered into a revolving credit agreement (the Credit Agreement) with the senior lender, and the Parent Company as originator and servicer. The Credit Agreement and the subsequent amendments consists of a senior secured credit facility to FUND consisting of up to $125,000,000 as of September 30, 2020 and $250,000,000 as of September 30, 2021 in aggregate principal for which the proceeds can be used to acquire eligible receivables from the Parent Company and to pay fees and expenses to senior lender for the acquisition of these receivables.

On May 7, 2020, the Company entered into an amendment to the credit facility with the senior lender. The amendment defined the revolving credit termination date as the earlier of July 4, 2021, or the date on which a regulatory trigger occurs. In addition, the applicable margin increased from 7.5% to 8.75%. The Company paid an upfront fee of $312,500, which was capitalized as a debt issuance cost. The amendment also increased the total concentration limit for Dealer A from 45% to 55%.

On March 3, 2021, the Company entered into the Second Amended and Restated Credit Agreement, which resulted in a modification of the existing revolving credit facility. The Second Amended and Restated Credit Agreement increased the maximum committed amount from $125,000,000 to $250,000,000. The Second Amended and Restated Credit Agreement adjusted certain terms of the revolving credit facility, including reducing the applicable margin from 8.75% to 6.00% and increasing the maximum range for the advance rate to 90%, depending upon the delinquency status of the finance receivables and leased merchandise and FUND’s levels of various collateral performance triggers. The Second Amended and Restated Credit Agreement extended the maturity date of the revolving credit facility to July 4, 2024. The Credit Agreement is subject to early termination fees. The Credit Agreement has several lenders that make up a loan syndicate. In connection with this amendment, the Company incurred fees of $5.4 million, of which, $5.0 million were capitalized as debt issuance costs. Fees of $392,720 were paid to a lender no longer in the loan syndicate and unamortized debt issuance costs relating to this lender was approximately $216,797 at the date of the amendment. These amounts were expensed as a loss on extinguishment at the amendment date and are reflected in interest expense in the Company’s consolidated statement of income for the nine months ended September 30, 2021.

American First Finance Inc. and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

Note 5. Debt (Continued)

The Credit Agreement prohibits the Parent Company and FUND from obtaining other sources of financing until the termination of the Credit Agreement. The Credit Agreement provides the senior lender a security interest in 100% of the membership interests of FUND and a first priority lien on all assets of FUND. In addition, the sole stockholder of the Parent Company and an officer of the Parent Company are personally and unconditionally liable in the amount of, and to reimburse, the senior lender for any actions resulting from or arising out of the occurrence of various triggering events, such as fraud, theft and criminal acts.

Borrowings under the Credit Agreement are subject to a borrowing base calculation based on eligible receivables and leases and an advance rate ranging from 25% to 90%, depending on the delinquency status of the finance receivables and leases and FUND’s levels of various collateral performance triggers. As of September 30, 2021, the available borrowings to the Company under the Credit Agreement totaled $29,881,059.

The Credit Agreement provides the option for FUND to borrow using a London Interbank Offered Rate (LIBOR) loan and a Base Rate Loan. LIBOR loans accrue interest on a 360-day year at the Adjusted LIBOR, which approximates one-month LIBOR, plus an applicable margin. The applicable margin for LIBOR loans as of September 30, 2021 and 2020 was 6% and 8.75%, respectively. The Credit Agreement has a floor LIBOR rate of 1%. The one-month LIBOR was 0.08% and 0.14%, at September 30, 2021 and 2020, respectively. Base rate loans accrue interest on a 360-day year at the base rate, plus an applicable margin. Base rate is defined as a rate per annum equal to the greater of (a) 1% per annum, (b) Prime Rate, (c) the Federal Funds Effective Rate in effect on such day, plus 0.5%. The applicable margin for base rate loans as of September 30, 2021 and 2020 was 6% and 8.75%, respectively. All borrowings have been LIBOR loans. An unused fee equal to the maximum committed amount less the average daily principal balance of the facility, multiplied by 0.5% is settled with the senior lender on the 15th calendar day of each month.

The Credit Agreement requires FUND to electronically submit documentation of the purchased receivables to a third party, which verifies and determines if the purchased receivable meets the requirements of an eligible receivable. FUND is responsible for paying this third-party a fee of $1.50 per contract and for any out-of-pocket expenses to perform verification services and this expense is presented as interest expense within the consolidated statements of income. FUND is also responsible for paying approximately $1,375 a month, plus expenses to a third party for the maintenance of the collection lockbox account and is presented as interest expense within the consolidated statements of income.

The Parent Company must prepare monthly servicer reports in connection with the Credit Agreement and is required to maintain a separate collection account. The Parent Company will receive a servicing fee of 1% of the outstanding finance receivables and leased merchandise balance from FUND under the Credit Agreement. This servicing fee is eliminated within consolidation. There is also a backup servicer and FUND must pay all fees associated with this arrangement and this expense is included within other operating expenses in the consolidated statements of income.

Borrowings under the Credit Agreement as of September 30, 2021 of $213,200,000 have a maturity of July 2024.

American First Finance Inc. and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

Note 5. Debt (Continued)

On April 20, 2020, as a part of the Paycheck Protection Program, the Company received a loan for $4,661,900, with a stated maturity date of April 20, 2022. Interest accrues at a stated rate of 1%. Principal and interest payments were scheduled to begin on the date of which the amount of forgiveness determined under section 1106 of the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) is remitted to the lender.

On June 8, 2021, the Company received a notice of paycheck protection program forgiveness. The total amount of the forgiveness included the full principal amount of $4,661,900 plus $53,612 of accrued interest. The gain on the extinguishment of debt is reported is other income on the consolidated statements of income for the nine months ended September 30, 2021.

Debt at September 30, 2021 and 2020 consisted of the following:

	2021	2020

Senior debt	$213,200,000	$81,500,000
PPP loan	—	4,661,900

	$213,200,000	$86,161,900

Interest expense consisted of the following for the nine months ended September 30, 2021 and 2020:

	2021	2020
Interest on senior debt	$8,843,375	$5,709,972
Loss on debt extinguishment	609,517	—
Amortization of debt issuance costs	554,594	846,123
Unused fees	180,245	170,851
Interest on PPP loan	19,554	21,238
Other fees	586,250	258,806

	$10,793,535	$7,006,990

Note 6. Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities at September 30, 2021 and 2020, consisted of the following:

	2021	2020
Referral programs payable	$7,877,652	$6,261,851
Accounts payable and accrued expenses	6,648,850	4,883,413
Accrued personnel expenses	5,475,166	3,843,257
Sales tax payable	3,617,365	891,582
Accrued interest payable	1,228,144	649,002
Accrued legal expenses	51,011	—
Other	38,926	105,950

	$24,937,114	$16,635,055

American First Finance Inc. and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

Note 7. Employer Paid Benefits

The Company sponsors a contributory health benefit plan for employees. The Company’s expense for the health benefit plan totaled $1,568,539 and $1,202,127 for the nine months ended September 30, 2021 and 2020, respectively. Health benefit plan expense is included in personnel expense on the consolidated statements of income.

The Company also sponsors a 401(k) tax deferred retirement savings plan, which covers all eligible employees. The Company’s contribution is 50% of participating employee contributions up to 6% of individual employee’s compensation. The Company’s expense for this benefit plan totaled $363,697 and $314,736 for the nine months ended September 30, 2021 and 2020, respectively. Retirement savings plan expense is included in personnel expense on the consolidated statements of income.

The Company provides a bonus plan for eligible employees based upon Company performance and individual performance incentives. The Company’s expense for bonuses to employees totaled $5,189,305 and $3,174,563 for the years ended September 30, 2021 and 2020, respectively. Bonus expense is included in personnel expense on the consolidated statements of income.

Note 8. Lease Commitments and Total Rent Expense

The Company leases office locations, including the corporate office location, from third parties under non-cancelable agreements and also one from the sole stockholder beginning in July 2021, which require various minimum annual rentals. Certain of the leases also require the payment of normal maintenance, utilities and related real estate taxes on the properties. The Company subleased one location in Dallas, Texas, to an unrelated third party, which ended in March 2021. Rental expense for these locations is included in the table below.

The total minimum rental commitments at September 30, 2021, are due as follows:

	Third Party	Related Party
Years ending December 31:
2021	$122,439	$171,888
2022	410,453	687,552
2023	10,014	687,552
2024	—	687,552
2025	—	687,552
Thereafter	—	3,781,537

	$542,906	$6,703,633

Rental expense is included in occupancy and equipment expense on the consolidated statements of income. Rental expense for the years ended September 30, 2021 and 2020, consisted of the following:

	2021	2020
Rent expense	$555,050	$434,289
Sublease rental income	(6,273)	(54,303)

	$548,777	$379,986

American First Finance Inc. and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

Note 9. Concentrations of Credit Risk

The Company’s portfolio of finance receivables and leased merchandise consists of consumers living in various states, and consequently, such consumers’ ability to honor their installment contracts may be affected by economic conditions in these areas. The following table summarizes the breakdown of the finance receivable and leased merchandise portfolio balance by type and state as of September 30, 2021 and 2020:

	Finance Receivables
	2021	% of Total	2020	% of Total
California	$33,945,834	16.9%	$22,026,706	15.6%
Other	166,371,589	83.1%	119,109,524	84.4%

Total	$200,317,423	100.0%	$141,136,230	100.0%

	Leased Merchandise
	2021	% of Total	2020	% of Total
Texas	$54,874,934	30.3%	$8,199,687	12.9%
Florida	25,664,899	14.2%	11,831,155	18.7%
Georgia	12,201,288	6.7%	9,177,768	14.5%
Other	88,471,941	48.8%	34,152,756	53.9%

Total	$181,213,062	100.0%	$63,361,366	100.0%

The Company is also exposed to a concentration of credit risk inherent in providing alternative financing programs to borrowers who cannot obtain traditional bank financing. A concentration of finance receivables and leased merchandise originated by dealers exists where a large number of these contracts have been originated through a limited number of dealers. The following table summarizes the breakdown of the finance receivable and leased merchandise portfolio balance by dealer as of September 30, 2021 and 2020, respectively:

	2021
	Finance		Leased
	Receivables	% of Total	Merchandise	% of Total	Total	% of Total
Dealer A	$56,788,187	28.3%	$67,418,177	37.2%	$124,206,364	32.6%
Other	143,529,236	71.7%	113,794,885	62.8%	257,324,121	67.4%

Total	$200,317,423	100.0%	$181,213,062	100.0%	$381,530,485	100.0%

	2020
	Finance		Leased
	Receivables	% of Total	Merchandise	% of Total	Total	% of Total
Dealer A	$34,796,965	24.7%	$52,329,755	82.6%	$87,126,720	42.6%
Other	106,339,265	75.3%	11,031,611	17.4%	$117,370,876	57.4%

Total	$141,136,230	100.0%	$63,361,366	100.0%	$204,497,596	100.0%

American First Finance Inc. and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

Note 9. Concentrations of Credit Risk (Continued)

In accordance with the credit agreement, the Company is under the concentration limit with Dealer A which is the total amount of finance receivables and leased merchandise that cannot exceed 55%.

A majority of the Company’s finance receivables and leased merchandise are secured by furniture and other property and the Company believes it has the access to this collateral through repossession. However, as a matter of practice, the Company generally does not repossess collateral.

The Company also has a risk that its customers will seek protection from creditors by filing under bankruptcy laws. When a customer files for bankruptcy protection, the Company must cease collection efforts and petition the bankruptcy court to obtain its collateral or work out a court approved bankruptcy plan involving the Company and all other creditors of the customer. It is the Company’s experience that such plans can take an extended period of time to conclude and usually involve a reduction in the interest rate in the contract to a court-approved rate.

Note 10. Contingencies

The Company is involved in various claims arising in the normal course of business. Management believes it has valid defenses in these matters and defends them vigorously. Management does not believe any of these matters will have a material adverse effect on the Company’s consolidated financial statements.

A class action lawsuit was filed against the Company on November 7, 2018, (Maria Andrade and Shaun Caulkins v. American First Finance Inc.) in the U.S. District Court of the Northern District of California. The Company settled the individual claims of Shaun Caulkins leaving Maria Andrade as the only remaining plaintiff. After an unsuccessful attempt by the plaintiff to add another named plaintiff and class representative to the existing case was denied, plaintiff’s counsel filed a separate case in the same district court with nearly identical claims for the same plaintiff (Larry Facio v. American First Finance Inc.). The plaintiffs challenge the validity of the retail installment sales contract, asserting that the agreement is instead a consumer loan that charges interest rates in excess of those allowed for loans under California law.

The Company is defending the actions vigorously and has determined that although an unfavorable outcome is reasonably possible, it is unable to reasonably estimate any losses that could result from the resolution of his matter.

On March 15, 2019, the Company received an investigative demand from the State of Georgia as a request for information regarding an investigation into possible violations of the Georgia Fair Business Practices Act. The Company has retained legal counsel to assist with the matter and has filed a formal objection to the investigative demand.

In connection with the above stated matter, on April 25, 2019, the Company received a formal written notice from their lenders. The letter provides notice to the Company regarding certain rights held by the lenders as it relates to the pledging of eligible receivables to the credit facility. As of the date of the financial statements, the lenders have not exercised any of their rights in respect to the pledged receivables. The lenders retain the right to declare a regulatory trigger pending the outcome of the investigative demand. In addition, the Company was required to purchase the Bank receivables originated in the State of Georgia that individually had an original amount financed of less than $3,000. On May 2, 2019, the Company repurchased receivables totaling approximately $340,000 using excess cash on hand.

On June 19, 2019, the Georgia Assistant Attorney General, confirmed receipt of requested documents from the Company. The Company has received no further communication from the Georgia Assistant Attorney General.

On June 24, 2020, the Company received an investigative demand from the state of Arkansas as a request for information regarding an investigation into possible violations of the Arkansas Deceptive Trade Practices Act. The Company has retained legal counsel to assist with the matter and believes they are in compliance with all applicable laws and regulations under investigation. The lenders retain the right to declare a regulatory trigger pending the outcome of the investigative demand.

American First Finance Inc. and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

Note 10. Contingencies (Continued)

In connection with the above stated matter, on July 13, 2020, the Company received a formal written notice from their lenders. The letter provides notice to the Company regarding certain rights held by the lenders as it relates to the pledging of eligible receivables to the credit facility. As of the date of the financial statements, the lenders have not exercised any of their rights in respect to the pledged receivables. In addition, the Company was notified that Arkansas is no longer an Approved State for leased merchandise contracts, and any leased merchandise contract originated in Arkansas is no longer eligible collateral.

The Company provided the requested documents on August 14, 2020 and August 28, 2020. The Company has received no further communication from the state of Arkansas.

On January 30, 2020, the World Health Organization declared the COVID-19 outbreak a “Public Health Emergency of International Concern” and on March 11, 2020, declared it to be a pandemic. Actions taken around the world to help mitigate the spread of COVID-19 include restrictions on travel, quarantines in certain areas and forced closures for certain types of public places and businesses. COVID-19 and actions taken to mitigate the spread of it have had and are expected to continue to have an adverse impact on the economies and financial markets of many countries, including the geographical area in which the Company operates. On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) was enacted to amongst other provisions, provide emergency assistance for individuals, families and businesses affected by the COVID-19 pandemic. As of September 30, 2020, the Company received a PPP loan resulting from the CARES Act and on June 8, 2021, the Company received a notice of paycheck protection program forgiveness.

It is unknown how long the adverse conditions associated with COVID-19 will last and what the complete financial effect will be to the Company. To date, the Company is not experiencing an increase in delinquency, or increased charge-offs as a result of COVID-19.

Additionally, it is reasonably possible that estimates made in the consolidated financial statements have been, or will be, materially and adversely impacted in the near term as a result of these conditions, including credit losses on finance receivables and leased merchandise.

Note 11. Referral Programs Expense

On March 26, 2020, the Company entered into a Referral Agreement with Franchise Group, Inc. (FRG), the parent company of the Company’s largest dealer. The agreement extends and expands a program under which the Company offers certain consumer finance and lease products to consumers of FRG through certain of FRG’s retail merchant subsidiaries. The terms of the Referral Agreement call for a profit-sharing arrangement. The profit-share is based upon business derived through the FRG retail locations. Payments under the profit-sharing arrangement are to be made within 30 days of each calendar quarter end. Expenses associated with the program are recorded under referral programs expense on the consolidated statements of income.

In connection with the Referral Agreement, the Company purchased 529,411.76 shares of FRG common stock for $9,000,000. The Company subsequently sold all of this common stock during the nine months ended September 30, 2020, with a realized gain of $4,405,819 recognized as investment income in the consolidated statements of income.

American First Finance Inc. and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

Note 12. Related Party Transactions

The Company entered into a building lease agreement during July 2021 with an entity owned by the sole stockholder. Occupancy expense for the nine months ended September 30, 2021 was approximately $171,888 and was recognized in occupancy and equipment expense in the consolidated statements of income.

The Company uses an entity owned by the sole stockholder for certain business flight services at a monthly rate of $6,800 with additional monthly amounts charged based on usage of flight services. There is no written agreement in connection with this arrangement. Expenses related to this arrangement were approximately $206,545 and $145,642 for the nine months ended September 30, 2021 and 2020, respectively, and was recognized in other operating expense in the consolidated statements of income.

The Company entered into an agreement during February 2021 with an offshore entity owned by the sole stockholder for certain call center services relating to the servicing the Company’s finance receivables and leased merchandise. Expenses related to this agreement was approximately $727,151 for the nine months ended September 30, 2021 and was recognized in servicing expense in the consolidated statements of income.

Note 13. Subsequent Events

On October 26, 2021, the Company entered into a negotiated agreement to terminate the Second Amended and Restated Credit Agreement. In connection and upon closing of the AFF Acquisition described below, AFF and FirstCash desire to terminate the revolving credit facility and pay in full all obligations outstanding. The negotiated termination fee payable upon closing of the AFF Acquisition is either: a) $8,500,000 if the acquisition closes on or before December 31, 2021, or b) $10,000,000 if the acquisition closes after December 31, 2021. The negotiated termination fees apply only in the event of the termination of the credit facility at the time of the closing of the AFF Acquisition. These negotiated termination fees expire if the AFF Acquisition does not occur prior to March 31, 2022.

On October 27, 2021, the Company’s stockholder entered into a definitive agreement to sell 100% of the outstanding equity interests of the Company to FirstCash, Inc. (the “AFF Acquisition”). Under the terms of the agreement, a new S corporation entity, AFF Services, Inc. was created by the sole stockholder and the sole stockholder transferred his ownership of the Company to AFF Services, Inc. whereby it is anticipated to sell its ownership to FirstCash, Inc. with the total consideration payable at closing is $1.17 billion, consisting of an estimated 8.05 million shares of common stock of FirstCash, Inc. and the remainder, subject a net debt adjustment, in cash. Up to $300 million of additional consideration is payable to the sole stockholder of the Company in the event that it achieves certain performance targets through the first half of 2023.